SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.      )

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WESBANCO, INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 20, 2005

TO THE STOCKHOLDERS OF WESBANCO, INC.:

The Annual Meeting of the Stockholders of Wesbanco, Inc. will be held in the Banquet View Rooms at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, on Wednesday, April 20, 2005, at 4:30 p.m. E.D.T.

The purposes of the meeting are as follows:

(1) To elect five (5) persons to the Board of Directors, four (4) to serve for a term of three (3) years, and one (1) person to serve for a term of two (2) years.

(2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote in favor of the nominees. The holders of the common stock of Wesbanco as of the close of business on March 7, 2005, are entitled to vote at the meeting.

You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

By order of the Board of Directors.

LARRY G. JOHNSON
Secretary

Wheeling, West Virginia

March 18, 2005

PROXY STATEMENT

OF

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

ANNUAL MEETING OF STOCKHOLDERS

APRIL 20, 2005

This statement is furnished to the stockholders of Wesbanco, Inc. (the “Corporation”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the “Annual Meeting”), which will be held in the Banquet View Rooms at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, at 4:30 p.m. E.D.T. on Wednesday, April 20, 2005. This statement is first being mailed to the stockholders on or about March 18, 2005.

Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank, Inc., Wheeling, West Virginia. The Corporation also maintains two other operating entities, namely, Wesbanco Securities, Inc., Marietta, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia.

Proxies

The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by written notice to the Corporation, or by announcement at the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

Alternatively, if shares of the Corporation’s common stock are registered in a stockholder’s name, such stockholder may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Delivery of Proxy Materials to Households

Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker or other record holder) are notified of the householding process by the record holder. Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation’s Annual Report to Stockholders for the year 2004 and one copy of this Proxy Statement. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to “opt-out”), or have questions regarding the householding process, may contact the Corporation’s transfer agent and registrar by calling (888) 294-8217 or forwarding a written request addressed to Computershare Investor Services LLC, P.O. Box 2388, Chicago, IL 60690. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the householding process as it applies to those accounts.

Stock Outstanding and Voting Rights

The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock with a par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of March 7, 2005, there were 22,892,217 shares issued and outstanding. There are no shares of preferred stock outstanding.

The authorized shares of preferred stock of the Corporation may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the common stock.

Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of the Corporation at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the corporation, redemption rights, rights to convert their preferred stock into shares of the common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of the Corporation’s common stock.

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

Stockholders of record as of the close of business on March 7, 2005, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit. The nominees receiving the highest number of votes in each class, four (4) in the class of 2008 and one (1) in the class of 2007, will be elected as directors of the Corporation. Proxies marked as abstaining (including proxies containing broker non-votes) will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting.

To the best of management’s knowledge, Wesbanco Trust and Investment Services, the Trust Department of Wesbanco Bank, Inc. (the “Bank”), Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of March 1, 2005, 1,771,726 shares of the common stock of the Corporation, representing 7.65% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 561,164 shares, representing 2.42% of the shares outstanding, has partial voting control of 31,464 shares, representing 0.14% of the shares outstanding, and sole voting control of 1,179,098 shares, representing 5.09% of the shares outstanding.

The following table lists each stockholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s common stock as of March 1, 2005, as more fully described above:

Principal Holders

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Wesbanco Trust and Investment Services One Bank Plaza Wheeling, WV 26003	1,771,726	*	7.65%

*Nature of beneficial ownership more fully described in text immediately preceding table.

Ownership of Securities by Directors, Nominees and Officers

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each nominee, each continuing director and each officer of the Corporation named in the Summary Compensation Table, and all of its executive officers and directors as a group as of March 1, 2005. There is no other class of voting securities issued and outstanding.

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent of Class
James E. Altmeyer	12,657					*
Ray A. Byrd	8,254	(1)				*
R. Peterson Chalfant (Nominee)	52,785		46,489	(2)		*
John H. Cheffy	9,301		3,388	(3)		*
Christopher V. Criss	51,842	(4)	114,340	(4)		*

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent of Class
James D. Entress	24,611	(5)				*
Abigail M. Feinknopf (Nominee)	16,500		127,601	(6)		*
Ernest S. Fragale	62,398	(7)				*
Edward M. George	18,400	(8)				*
John W. Kepner	5,668	(9)				*
Vaughn L. Kiger	7,548	(10)	1,094	(11)		*
Robert E. Kirkbride	2,909	(12)				*
Paul M. Limbert	74,518	(13)				*
Jay T. McCamic (Nominee)	15,082	(14)	127,601	(14)		*
Kristine N. Molnar (Executive Officer)	12,014	(15)	250	(16)		*
John W. Moore, Jr. (Executive Officer)	29,711	(17)				*
Jerome B. Schmitt (Executive Officer)	38,614	(18)				*
Henry L. Schulhoff (Nominee)	79,282	(19)	5,721	(19)		*
Joan C. Stamp (Nominee)	19,825	(20)				*
Carter W. Strauss	39,387	(21)				*
Reed J. Tanner	6,187	(22)	2,622	(23)		*
Robert K. Tebay	17,926	(24)				*
Robert H. Young (Executive Officer)	33,186	(25)				*
All Directors and Officers as a group (26 persons)	749,031		429,106		5.087%

*	Beneficial ownership does not exceed one percent (1%).

(1)	Includes 6,194 shares held for Mr. Byrd’s benefit in a Rabbi Trust established under the Wesbanco, Inc. and all Affiliate Banks Directors Deferred Compensation Plan.

(2)	Includes 23,000 shares held in the Clyde Chalfant GST Trust for the benefit of R. Peterson Chalfant and 23,489 shares held in the Mary Peterson Chalfant GST Trust for the benefit of R. Peterson Chalfant.

(3)	Includes 570 shares held in an IRA custodian account at Wesbanco Bank, Inc. Additionally, Mr. Cheffy’s wife, Mary Ann Cheffy, is the owner of 2,818 shares for which Mr. Cheffy disclaims beneficial ownership. Mr. Cheffy is a current director whose term is expiring at the upcoming shareholders meeting and who is not eligible under the Corporation’s Bylaws for re-election.

(4)	Includes 5,535 shares held for Mr. Criss’ benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns 114,340 shares.

(5)	Includes 24,611 shares held at Wesbanco Bank, Inc. as custodian for James D. Entress’ IRA. Dr. Entress’ wife, Dr. Cheryl Entress, is the owner of an additional 16,549 shares held in an IRA custodian account at Wesbanco Bank, Inc. for which Dr. Entress disclaims beneficial ownership.

(6)	Includes 127,601 shares held in trust for the benefit of Mrs. Feinknopf.

(7)	Includes 2,148 shares held for Mr. Fragale’s benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan and 1,573 shares held in the Wesbanco KSOP.

(8)	Includes 4,728 shares held in an IRA account for Mr. George. Mr. George’s wife, Sandra F. George, is the owner of an additional 502 shares for which Mr. George disclaims beneficial ownership.

(9)	Mr. Kepner’s wife, Joan B. Kepner, is the owner of an additional 400 shares for which Mr. Kepner disclaims beneficial ownership. Mr. Kepner is a current director whose term is expiring at the upcoming shareholders meeting and who is not eligible under the Corporation’s Bylaws for re-election.

(10)	Includes 1,580 shares held in an IRA account for Mr. Kiger.

(11)	Mr. Kiger’s wife, Meredith Kiger, is the owner of an additional 1,361 shares for which Mr. Kiger disclaims beneficial ownership. Mr. Kiger also holds 1,094 shares as custodian for his children.

(12)	Includes 2,513 shares held for Mr. Kirkbride’s benefit in a Rabbi Trust established under the Wesbanco, Inc. and all Affiliate Banks Directors Deferred Compensation Plan.

(13)	Includes options to purchase 58,444 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 5,017 shares held in the Wesbanco KSOP.

(14)	Includes 4,791 shares held in trust by Mr. McCamic’s wife, Jimmie Ann McCamic and 127,601 shares held in trust for the benefit of Mr. McCamic.

(15)	Includes options to purchase 8,667 shares which are vested in the Wesbanco Key Incentive Bonus & Option Plan and 3,200 shares held in the Wesbanco KSOP.

(16)	Includes 250 shares held in a trust in which Mrs. Molnar has a beneficial ownership.

(17)	Includes 145 shares held by Mr. Moore as custodian for his minor children. Includes options to purchase 23,433 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 4,026 shares held in the Wesbanco KSOP.

(18)	Includes options to purchase 30,777 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 4,686 shares held in the Wesbanco KSOP.

(19)	Includes 8,991 shares held by Mr. Schulhoff’s wife, Cathleen C. Schulhoff. Additionally, Schullhoff & Co., in which Mr. Schulhoff serves as an officer, owns 5,721 shares.

(20)	Includes 10,696 shares held in Mrs. Stamp’s trust at Wesbanco Bank, Inc.

(21)	Includes 15,317 shares held for Mr. Strauss’ benefit in a Rabbi Trust under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Strauss’ wife, Barbara Strauss, is the owner of an additional 3,745 shares held in a custodian account at Wesbanco Bank, Inc. for which Mr. Strauss disclaims beneficial ownership.

(22)	Includes 3,330 shares held for Mr. Tanner’s benefit in a Rabbi Trust under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(23)	Includes 477 shares held in trust in which Mr. Tanner has a beneficial interest. He is also Co-Trustee of his brother’s family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.

(24)	Includes 1,946 shares held for Mr. Tebay’s benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Tebay’s wife, Mary Ann Tebay, is the owner of an additional 100 shares for which Mr. Tebay disclaims beneficial ownership.

(25)	Includes options to purchase 31,667 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan and 1,430 shares held in the Wesbanco KSOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Corporation’s officers, directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the “SEC”). Officers, directors and greater than 10% stockholders are required to furnish the Corporation with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2004, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except that one Form 4 filing for Paul M. Limbert, Robert H. Young, Jerome B. Schmitt, Kristine N. Molnar, John W. Moore, Peter W. Jaworski, Larry G. Johnson and Brent E. Richmond with respect to a single option grant made in 2004 were filed late. Additionally, John W. Moore filed one additional Form 4 late with respect to one transaction involving a sale of shares by a member of his immediate family. The Corporation is required to report late filings.

Transactions With Directors and Officers

It has been the practice of the Bank, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000, with some of its Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time, the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, Director of the Corporation, is a member, performs services for the Corporation. It is contemplated that this firm will be retained to perform legal services during the current year. The Corporation also retains the law firm of McCamic, Sacco, Pizzuti & McCoid, PLLC, pursuant to an agreement dated November 30, 2001, as modified by letter dated January 7, 2003. The agreement provides for a monthly retainer of $6,000 and continues for a term of six (6) years from March 1, 2002. Jay T. McCamic, a Director of the Corporation, is a member of such professional limited liability company.

Kristine N. Molnar’s husband, Douglas A. Molnar, was Executive Vice President of James Communications, Inc. which provided marketing, advertising and creative services to the Corporation during the year 2004 under a month to month contract at fees totaling $496,022 which expired on December 31, 2004. Mr. Molnar was hired as a Senior Vice President of the Corporation effective as of January 1, 2005.

Election of Directors

The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five (35), and the Board of Directors has determined that the Board shall consist of nineteen (19) members, and has fixed the number of Directors to be elected at the forthcoming meeting at five (5), four (4) of whom are to be elected for a three (3) year term which will expire at the annual stockholders meeting in 2008, and one (1) of whom will be elected for a two (2) year term which will expire at the annual stockholders meeting in 2007. Shares may not be voted for a greater number of persons than are nominated.

There are no family relationships among the directors, nominees or executive officers of the Corporation, except that Abigail M. Feinknopf is the sister of Jay T. McCamic. A majority of the Corporation’s directors are independent as defined in Nasdaq listing standards. The Board has determined that all of the directors and nominees are independent as that term is defined under the Nasdaq definition, except for Abigail M. Feinknopf, Jay T. McCamic, Paul M. Limbert and Edward M. George.

Accordingly, the following persons have been nominated for election to the Board:

Nominees(1)

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2008

Name	Age	Principal Occupation (2)	Director Since
R. Peterson Chalfant	64	Lawyer	08/30/96

Abigail M. Feinknopf	37	Marketing representative with Feinknopf Photography, Columbus, OH; Freelance Writer	03/01/02

Joan C. Stamp	53	Director, West Virginia University Foundation	02/15/96

Jay T. McCamic	49	Lawyer; President McCamic, Sacco, Pizzuti & McCoid, PLLC Former Partner, McCamic & McCamic, Attorneys at Law	01/01/03

(1)	Two (2) vacancies exist in this class. The vacancies were created in an effort by the Board of Directors to reduce the overall size of the Board. It is not presently anticipated that the vacancies will be filled.

(2)	Principal occupation during the past five (5) years.

B. Director Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2007

Name	Age	Principal Occupation (1)	Director Since
Henry L. Schulhoff(2)	61	President of Schulhoff and Company, Inc.	01/03/05

(1)	Principal occupation during the past five (5) years.

(2)	Mr. Schulhoff was appointed to the Board pursuant to the provisions of the Corporation’s Merger Agreement with Winton Financial Corporation which Agreement required the election of one (1) director of Winton Financial Corporation to serve at least a full three (3) year term on the Board of Directors of the Corporation.

In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

Continuing Directors

In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2007

Name	Age	Principal Occupation (1)	Director Since
James E. Altmeyer	66	President, Altmeyer Funeral Homes, Inc; Director, Consol Energy	10/16/87

Christopher V. Criss	48	President & Chief Executive Officer, Atlas Towing Co.	07/17/92

Vaughn L. Kiger	60	President, Dorsey & Kiger, Inc., Realtors	02/19/04

Robert E. Kirkbride	65	Vice President - Administration & Finance, Christy & Associates	02/19/04

Paul M. Limbert	58	President & Chief Executive Officer, Wesbanco, Inc. and President and CEO of Wesbanco Bank, Inc.; former Executive Vice President and CFO of Wesbanco, Inc.	12/18/03

(1)	Principal occupation during the past five (5) years.

Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2006

Name	Age	Principal Occupation (1)	Director Since
Ray A. Byrd	60	Lawyer; Member-Manager, Schrader, Byrd & Companion, PLLC	06/09/77

James D. Entress	66	Oral & Maxillo-Facial Surgeon - Retired	12/20/90

Ernest S. Fragale	57	Former President/CEO, Wesbanco Mortgage Company	08/20/96

Edward M. George	68	Chairman, Wesbanco, Inc.; former President & CEO, Wesbanco, Inc.; former President & CEO, Wesbanco Bank, Inc.	12/02/91

Carter W. Strauss	58	President, Strauss Industries, Inc.	07/28/76

Reed J. Tanner	51	Certified Public Accountant, Simpson & Osborne, A.C.	12/30/96

Robert K. Tebay	70	Owner-Operator, Tebay Dairy; President, Westwood Land Co.	04/15/98

(1)	Principal occupation during the past five (5) years.

Executive Officers of the Corporation

The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

PAUL M. LIMBERT, age 58, is currently the President and Chief Executive Officer of Wesbanco, Inc. and President and Chief Executive Officer of Wesbanco Bank, Inc. Mr. Limbert previously served as Executive Vice President and Chief Financial Officer for Wesbanco, Inc. and was Vice Chairman and Chief Financial Officer of Wesbanco Bank, Inc. Prior to that, he was President and Chief Executive Officer of Wesbanco Bank Wheeling. Mr. Limbert joined the Corporation in April, 1977.

DENNIS G. POWELL, age 55, is the Executive Vice President and Chief Operating Officer of Wesbanco, Inc. Mr. Powell joined the Corporation in November, 2004 after having served as Executive Vice President and Director of Consumer Services for UMB Financial Corp., Kansas City, MO from March, 2001 to October, 2004. Prior to that, Mr. Powell was a Senior Vice President with Bank One Corp. in Columbus, OH from 1996 to 2000, and President & CEO of Bank One, Richmond, IN from 1990 to 1996.

ROBERT H. YOUNG, age 48, is the Executive Vice President and Chief Financial Officer of Wesbanco, Inc. Mr. Young joined the Corporation in July, 2001 after having served as Senior Vice President and Chief Financial Officer of PNC Bank, FSB and its National Affinity Program division in Pittsburgh, PA, from 1999 to 2001. Prior to that, he was Executive Vice President and Chief Financial Officer, Secretary and Treasurer of First Western Bancorp, Inc. in New Castle, PA, and he served in various other senior finance positions with First Western prior to 1996. Mr. Young has been a licensed certified public accountant since 1980.

JEROME B. SCHMITT, age 55, has served as Executive Vice President – Trust & Investments, Wesbanco, Inc. since March, 1999. Prior to that he served as Senior Vice President - Trust & Investments. He joined the Corporation in 1972 and held various positions prior to being named Senior Vice President in 1990. Mr. Schmitt received his designation as a Chartered Financial Analyst in 1976.

KRISTINE N. MOLNAR, age 53, is currently the Executive Vice President - Lending of Wesbanco, Inc. Mrs. Molnar previously served as President and Chief Executive Officer of Wesbanco Bank, Inc. from August, 2001, until December, 2003, President of the Upper Ohio Valley Region of Wesbanco Bank, Inc. and until 2000 was

President and Chief Executive Officer of Wesbanco Bank Wheeling. She was previously Senior Vice President, Vice President-Commercial/Mortgage Loans and has held various other banking positions since she joined the bank in 1984.

JOHN W. MOORE, JR., age 57, has served as Executive Vice President - Human Resources of Wesbanco, Inc. since May, 2002. Mr. Moore joined the Corporation in 1976 as Director of Personnel and has served in various human resource capacities, including Senior Vice President - Human Resources from 1993 to 2002.

LARRY G. JOHNSON, age 57, has served as Corporate Secretary since March, 1998. Mr. Johnson also serves as President of the Parkersburg Region of Wesbanco Bank, Inc. Mr. Johnson served as Executive Vice President of the Parkersburg Region until November 2003. Mr. Johnson was Executive-Vice President and Chief Financial Officer of Commercial BancShares, Inc. until its merger with Wesbanco, Inc. in 1998. He also served as Corporate Secretary for Commercial BancShares.

PETER W. JAWORSKI, age 49, has served as Executive Vice President – Chief Credit Officer of Wesbanco, Inc. since May, 2002. Prior to that, he was Senior Vice President – Credit Administration of Wesbanco, Inc. and in 1999 he was also named Chief Credit Officer. Prior to joining the Corporation in 1995, Mr. Jaworski was Senior Vice President and Senior Credit Officer for Bank One of Wheeling, West Virginia.

BRENT E. RICHMOND, age 41, is currently Executive Vice President - Treasury of Wesbanco, Inc. Mr. Richmond served as Executive Vice President-Operations from March, 2002, until December, 2003. Mr. Richmond was the President and Chief Operating Officer of American Bancorporation until its merger with Wesbanco, Inc. on March 1, 2002, as well as Chief Executive Officer of Wheeling National Bank. Mr. Richmond previously held the positions of Executive Vice President, Chief Financial Officer and Corporate Secretary of American Bancorporation. He joined the staff of Wheeling National Bank in 1985.

Performance Graph

The following graph shows a comparison of cumulative total shareholder returns for the Corporation, the Russell 2000 Index and the Russell Financial Services Index. The total shareholder return assumes a $100 investment in the common stock of the Corporation and each index since December 31, 1999 with reinvestment of dividends.

	WesBanco, Inc.	Russell 2000 Index	Russell Financial Services Index
December 31, 1999	100.000	100.000	100.000
December 31, 2000	82.965	95.796	114.730
December 31, 2001	77.885	96.781	124.657
December 31, 2002	89.667	75.897	124.234
December 31, 2003	110.224	110.334	167.676
December 31, 2004	131.710	129.088	196.700

Compensation of Executive Officers

The officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by subsidiaries of the Corporation for services rendered as officers of those corporations.

The following tables set forth the total compensation paid by the Bank during each of the three years ended December 31, 2004, 2003 and 2002, to the Chief Executive Officer and its other four most highly compensated executive officers serving in such capacities during the prior year, together with options granted and the benefits payable to them from the Corporation’s pension plan upon retirement.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Awards	Stock Options	Long Term Incentive Plan Payouts	All Other Compensation ($)(1)
Paul M. Limbert President & Chief Executive Officer	2004 2003 2002	292,333 287,646 222,022	110,000 85,000 75,000	0 0 0	0 0 0	10,000 0 30,000	3,333 0 0	50,113 47,352 38,788

Robert H. Young EVP & Chief Financial Officer	2004 2003 2002	190,495 186,610 163,917	75,000 65,000 45,000	0 5,642 0	0 0 0	6,667 0 20,000	5,000 0 0	27,173 16,907 14,586

Jerome B. Schmitt EVP-Trust & Investments	2004 2003 2002	194,144 190,404 175,581	55,000 55,000 45,000	0 0 0	0 0 0	3,333 0 15,000	3,333 0 0	32,335 30,809 29,592

Kristine N. Molnar EVP-Lending	2004 2003 2002	182,426 181,831 169,433	20,000 17,500 17,500	0 0 0	0 0 0	1,667 0 10,000	2,500 0 0	25,367 25,241 23,985

John W. Moore, Jr. EVP – Human Resources	2004 2003 2002	142,827 141,996 131,840	32,000 30,500 30,000	0 0 0	0 0 0	1,667 0 10,000	0 0 0	16,171 15,355 14,007

(1)	“All Other Compensation” includes contributions to the Corporation’s KSOP Plan on behalf of each of the named executives covered by the Plan.

Also includes long term incentive awards for Mr. Limbert of $15,000, Mr. Young of $10,000, Mr. Schmitt of $10,000, and Mrs. Molnar of $10,000. Long term incentive awards were granted under the terms of the Corporation’s Incentive Bonus Plan. Payments of these grants will occur in three (3) equal and annual installments beginning three (3) years after the date of the grant.

Also included are amounts accrued under the Corporation’s Supplemental Employee Retirement Plan (SERP) on behalf of Mr. Limbert - $28,077; Mr. Young - $10,137; Mr. Schmitt - $15,557; Mrs. Molnar - $9,020; and Mr. Moore - $11,089.

Option/SAR Grants in Last Fiscal Year

Name	Number of Options/SARs Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Price)	Expiration Date	Grant Date Present Value ($)(1)
Limbert	10,000	15.9%	$26.60	05/19/14	61,900
Young	6,667	10.6%	$26.60	05/19/14	41,269
Schmitt	3,333	5.3%	$26.60	05/19/14	20,631
Molnar	1,667	2.6%	$26.60	05/19/14	10,319
Moore	1,667	2.6%	$26.60	05/19/14	10,319

(1)	Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 6 years; risk-free interest rate of 4.16%; a volatility factor of 29.64%; and a dividend yield of 3.75%.

Aggregated Option/SAR Exercises in

Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/ SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Limbert	0	0	58,444	0	$455,897	0
Young	0	0	31,667	0	$230,402	0
Schmitt	5,000	54,200	30,777	0	$232,565	0
Molnar	10,350	72,426	8,667	0	$65,022	0
Moore	0	0	23,433	0	$194,050	0

Pension Plan Table

Remuneration ($)	15	20	25	30	35
150,000	35,060	46,746	58,433	60,000	60,000
160,000	37,670	50,226	60,000	60,000	60,000
175,000	41,585	55,446	60,000	60,000	60,000
200,000	45,239	60,000	60,000	60,000	60,000
250,000	45,239	60,000	60,000	60,000	60,000
300,000	45,239	60,000	60,000	60,000	60,000
350,000	45,239	60,000	60,000	60,000	60,000
400,000	45,239	60,000	60,000	60,000	60,000
450,000	45,239	60,000	60,000	60,000	60,000
500,000	45,239	60,000	60,000	60,000	60,000

The Corporation maintains a defined benefit pension plan for all employees and a Supplemental Employee Retirement Plan for certain executive officers. The preceding pension plan table lists the approximate annual retirement benefits (qualified plan only) an executive officer would receive if he or she retired at age 65. Amounts are based on a full life annuity form for the defined benefit plan.

Under the defined benefit plan, a participant’s compensation covered by the Corporation’s pension plan is the salary reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the participant’s career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. Average compensation for named executives as of the end of the last calendar year is: Mr. Limbert, $380,666; Mr. Young, $260,495; Mr. Schmitt, $197,477; Mrs. Molnar, $184,926; and Mr. Moore, $173,327. The estimated years of service for each named executive are as follows: Mr. Limbert: 27.7; Mr. Schmitt: 32; Mrs. Molnar: 20.5; Mr. Moore: 28.6; and Mr. Young: 3.7. The plan benefit is not subject to any offset for social security benefits. Under current IRS rules only annual compensation of $200,000 (for 2004) or less is considered covered compensation for defined benefit plan purposes.

In 1999, the Corporation approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including some of the individuals named in the Summary Compensation Table. Although benefits under the plan are unsecured, the Corporation funded payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit. The Plan’s annual accrued benefits for the named executive officers are noted in the Compensation Table.

This plan provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

Death benefits also are payable under the Supplemental Plan. If the executive dies prior to any termination of employment with the Corporation, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the plan, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the plan beginning with the month following the executive’s death.

Corporation Change in Control Agreements

During 1999, or upon initial employment, if later, the Corporation entered into agreements with all officers listed in the Summary Compensation Table and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity’s acquisition of the Corporation. These agreements were designed to secure the executives’ continued service and dedication in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in the Corporation’s best interest.

The agreements operate only upon the occurrence of a “change in control” as described below. Absent a “change in control”, the agreements do not require the Corporation to retain the executives in its employ or to pay them any specified level of compensation or benefits.

Each agreement provides that if a change in control of the Corporation or its bank subsidiary which employs the employee (collectively, the “Subsidiary”) occurs, the Corporation and the Subsidiary will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan) (the “Term of Employment”).

If, during the Term of Employment, the executive is discharged by the Corporation or the Subsidiary without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the three years ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control, subject to reduction to avoid duplication with benefits of a subsequent employer.

Generally, and subject to certain exceptions, a “change in control” shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 20% or more of the combined voting power of the Corporation’s or the Subsidiary’s then outstanding securities; (b) during any two consecutive years, there is a significant change in the Corporation’s or the Subsidiary’s Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Subsidiary’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

Compensation Committee Report

Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and one additional member of the Board of Directors and include Messrs. Criss, Chalfant, Kirkbride, Strauss, and Tanner.

Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the Corporation’s salary administration program, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted.

Corporation performance, including total stockholder return, is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through automation and consolidation are considered in establishing the overall salary increase range. Also, Corporation performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses. The bonuses are determined using specific targets and goals and applying a subjective final judgment to the analysis.

During 2004, the Compensation Committee engaged an outside consultant to review senior executive officer salaries, retirement benefits, annual bonuses, and total compensation. The consultant conducted a comparative survey of salary and corporate performance from a select peer group of banks, and a salary review based on a comparison with salary information from a national group of banks reflecting total compensation, three year averages for such compensation, other compensation, and stock option awards.

Based on the survey work conducted by the firm, the consultant reported that even though Wesbanco outperformed many members of the select peer group, based on a one year and three year performance measurement (considering the average and the 50th percentile of such performance) total compensation levels for the executive officers of the Corporation have fallen below the 50th percentile for key executive positions. The consultant noted that this issue exists for base compensation levels and incentive opportunities, where total compensation ranks below the 50th percentile for three out of the four top executive officers of the Corporation. The consultant further reported that the survey data confirms that for the top four executives and the next five positions in order of rank, total compensation is at or below the 50th percentile for the selected peer group. The consultant further noted that based on the firm’s review of other benefits, primarily retirement benefits, as a result of the existing cap on the defined benefit pension plan, the estimated replacement income at retirement for several executives will fall below other similarly situated executives.

Considerations affecting Mr. Limbert’s salary and bonus for 2004 included the overall salary administration program of the Corporation and the continuing work involved in integrating systems and procedures. The Committee considered, in particular, the improvement of corporate financial performance in the year in earnings per share and return on equity and the progress made in addressing regulatory issues relative to the administration of the subsidiary bank’s Bank Secrecy Act and Anti-Money Laundering Program. The Committee also considered the interest rate environment in which the Corporation operated during the past year, the improvement in the efficiency ratio achieved by the Corporation, and the completion of one acquisition and the execution of a definitive agreement for a second acquisition. Also, the Committee considered the overall increases granted to other employees in the Corporation.

In considering Mr. Limbert’s compensation and the bonuses paid to senior executive officers, the Committee also considered the consultant’s comparative data for certain regional bank holding companies which compete in markets served by the Corporation and markets within reasonable proximity thereto (hereinafter referred to as “Peer Group”). The Peer Group information reflected that overall, relative to published survey medians for base salary and total cash compensation in similar size organizations, the Corporation’s top executive group’s base salaries and total cash compensation are in the lower median of competitive levels. Total direct compensation continues to be below the 50th percentile.

The Committee reaffirmed its goal of striving to maintain its base salary structure at the middle of the appropriate competitive marketplace and positioning actual salaries at the middle of the marketplace subject to performance, longevity and evaluation. The Committee also considered the other benefit programs being provided, including the defined benefit pension plan, certain supplement retirement plan benefits, the Corporation’s KSOP Plan, and certain other contractual benefits.

COMPENSATION COMMITTEE

Christopher V. Criss (Chairman) Carter W. Strauss R. Peterson Chalfant	Robert E. Kirkbride Reed J. Tanner

Description of Employment Contracts

The Corporation and its subsidiaries provide certain executive officers, including the executive officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement. There are no golden parachute type provisions contained in the contracts.

Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Mrs. Feinknopf was appointed to the Board pursuant to the merger agreement with American Bancorporation. Under the terms of the Agreement, Mr. Jeremy C. McCamic served as a member of the Board until December 31, 2002, at which time he resigned and the Corporation appointed his son, Jay T. McCamic, to the Board. Under the terms of the Agreement, the Corporation has agreed to include Mrs. Feinknopf and Mr. Jay T. McCamic as recommended nominees until each has served at least a full three (3) year term. Mr. Schulhoff was appointed to the Board pursuant to the Merger Agreement with Winton Financial Corporation. Under the terms of the Merger Agreement, the Corporation has agreed to include Mr. Schulhoff as a recommended nominee until he has served at least a full three (3) year term.

Wesbanco KSOP Plan

The Wesbanco Employee Stock Ownership and 401(k) Plan (the “Plan”) is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the “ESOP”) was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the “KSOP”). All employees of the Corporation, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the KSOP on the first day of the month following completion of sixty (60) days of service and attaining age 21. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

As of December 31, 2004, the Plan Trust held 614,479 shares or 3.3% of the outstanding shares of Corporation’s common stock, of which 585,884 shares are allocated to specific employee accounts for both the ESOP component and the 401(k) savings component. The ESOP Trustee has available a $2,000,000 borrowing capacity from an affiliated financial institution. A balance of $253,241 was outstanding at December 31, 2004. The loan originated during 2000 and is structured as a revolving line of credit, and the unpaid balance of any borrowing is amortized over a five-year period at an interest rate equal to the lender’s base rate. The Corporation is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity, which is December 15, 2005, is to be paid in full or refinanced. The ESOP is required to pledge the shares of employer securities purchased with the proceeds of the loan as security for the loan. The Corporation guaranteed the loan by issuing a contribution commitment letter. As securities are allocated to the accounts of participating employees, and the loan balance is paid down, they are released by the secured party.

Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, pro rata, subject to limits imposed by the Internal Revenue Code, to the accounts of individual participants under a format which considers the amount of the participant’s compensation over the aggregate compensation of all participants.

Incentive Bonus Plan

Key Executive Incentive Bonus and Option Plan

The Board of Directors of the Corporation adopted and approved effective February 19, 1998 (the “Effective Date”), an incentive compensation plan to be sponsored and maintained by the Corporation, known as the Wesbanco, Inc. Key Executive Incentive Bonus and Option Plan (the “Incentive Plan”). The Incentive Plan was approved by the stockholders of the Corporation on April 15, 1998, and the stockholders approved an increase in the amount of stock available under the Incentive Plan to 1,000,000 shares on April 18, 2001. The Incentive Plan is administered by the Compensation Committee of the Corporation (the “Committee”)1.

The Incentive Plan is designed to pay incentive compensation, in the case of Annual Bonus or Long Term Bonus or permit granting of Stock Options if the Committee determines, after review of all applicable measurements and circumstances, predetermined performance goals are actually achieved. If the Committee determines that applicable performance goals have not been met for a particular measurement period, no incentive compensation will be paid and/or no options will become vested with respect to that measurement period.

The Board of Directors of the Corporation is involved in the operation of the Incentive Plan to the extent of determining whether Annual Bonus awards will be made for a particular fiscal year and/or whether Long Term Bonus awards will be made available for a particular series of fiscal years and informing the Committee of the Board’s priorities as to performance goals. The Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants. The Committee has the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable, including, but not limited to, considering the effect, if any, of extraordinary items or special circumstances on the ability of one or more participants (each a “Key Employee”) to achieve performance goals for a period.

The Incentive Plan provides for awards of up to 1,000,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan is subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Corporation and held in treasury.

The Incentive Plan consists of three portions: the Annual Bonus Portion, the Long Term Bonus Portion and the Stock Option Portion. A Key Employee may participate in one or more portions simultaneously. The Annual Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $678,500 in cash was allocated and paid for such bonuses in 2004 of which $292,000 was paid to the officers noted on the Summary Compensation Table.

The Long Term Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over several fiscal years of the Corporation. Awards totaling $68,000 were allocated to key employees for 2004, of which $45,000 were made to the officers in the Summary Compensation Table in 2004.

The Committee may grant to a Key Employee stock options which do not qualify as incentive stock options (“non-qualified stock options”). The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise are determined by the Committee but the exercise price per share may not be less than the fair market value of a share on the date of the grant. Options may vest over a period of time determined by the Committee based on the elapse of time or the actual achievement of performance goals set by the Committee at the time of grant. Under the Incentive Plan, if a Change in Control occurs, all stock options will become vested and exerciseable and all opportunities for Annual Bonus and Long Term Bonus will be deemed earned and be immediately payable.

[1]	Capitalized terms not herein defined in this section have the meanings given to them in the Incentive Plan.

Corporate Governance

The Corporation continues to address overall corporate governance issues on an ongoing basis and has responded to new rules and regulations issued by the SEC under the Sarbanes-Oxley Act of 2002 and the revised listing requirements of the Nasdaq Stock Market.

In conjunction with these requirements, it previously had adopted a Code of Business Conduct and Ethics on October 17, 2002, and amended and restated the Code by formal action of the Board of Directors on December 18, 2003. The Code applies to all officers, employees and directors of the Corporation and includes a Code of Ethics and a formal statement of policy requiring all employees of the Corporation to adhere to high standards of ethical business conduct and it details a number of those standards. The Code is available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has a Nominating Committee, a Compensation Committee and an Audit Committee, all the members of which are independent, as that term is defined in the Nasdaq listing standards. The Audit Committee has adopted an Audit Committee Charter which has been revised and reapproved by the Audit Committee in February 2005, and it is attached to this Proxy Statement as Exhibit A. The Nominating Committee has adopted a written charter and it is attached hereto as Exhibit B. The Nominating Committee approved the slate of directors nominated for election as described herein under the caption “Election of Directors” and selected one nominee for recommendation to the full Board of Directors for election to fill vacancies in the Board since the last shareholders meeting. The selections were recommended by the Chief Executive Officer of the Corporation and approved by the Nominating Committee.

The Corporation has also adopted a written policy for employee complaint procedures for reporting of accounting irregularities which provides a specific reporting mechanism available to all employees of the Corporation.

The independent directors meet in executive sessions without management at least two (2) times per year and held their most recent executive session during a regular board meeting on October 21, 2004. The Board of Directors has expressed an intention of maintaining a regular schedule of such meetings as part of its regular meeting agenda.

Shareholders may communicate with the Board by mailing written communications to the attention of the Corporate Secretary at the principal office of the Corporation at One Bank Plaza Wheeling, WV 26003. All such communications are reviewed by the Secretary of the Corporation and submitted to the Board unless they are determined to be non-substantive.

Meetings of Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets bimonthly in those months in which a Board meeting is not held. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $750. For the year 2004, the Directors received an annual fee of $6,000 payable quarterly at the rate of $1,500 per quarter. The Chairman of the Audit Committee receives an annual fee of $8,000 per year. During 2004, the Board of Directors of the Corporation held six regular meetings. Directors of the Corporation were also paid a fee of $500 for attendance at meetings of other committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its affiliates. Fees in the total amount of $174,900 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 2004. In addition, fees in the aggregate amount of $94,650 were credited to the accounts of those Directors who have elected to participate in the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in common stock or in a money market account. The Board has approved increased fees for the year 2005. The per meeting Board attendance fee was increased to $1,000 and the Executive Committee attendance fee was increased to $1,250.

The Corporation has a standing Nominating Committee. Members of the Corporation’s Nominating Committee are Vaughn L. Kiger, R. Peterson Chalfant and Christopher V. Criss, all of whom are independent directors, as the term is defined in Nasdaq listing standards. The Committee meets only when vacancies on the Corporation’s Board of Directors are to be filled and met once in conjunction with a regular board meeting during calendar year 2004. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Shareholder nominations may be considered by the Committee if made in accordance with the Bylaw requirements. See “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation.” The Committee will consider recommendations of shareholders for nomination to the

Board and shareholders may submit such recommendations in writing to the Secretary of the Corporation at its principal office. The Committee considers share ownership, business experience and expertise, educational background, geographic location, board experience and business interests and relationships in evaluating nominees. The Committee weighs all such criteria in evaluating recommendations, whether from shareholders or others.

Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2004, with the exception of Abigail M. Feinknopf who attended 57% of the total of such meetings. The Corporation does not require its directors to attend the annual meeting of the shareholders, but attendance is encouraged. Thirteen directors attended the 2004 shareholders meeting.

Compensation Committee Interlocks and Insider Participation

The Corporation has a standing Compensation Committee. The members of the Corporation’s Compensation Committee include Reed J. Tanner, Robert E. Kirkbride, Carter W. Strauss, Christopher V. Criss, and R. Peterson Chalfant, all of whom are independent directors as the term is defined in Nasdaq listing standards and under applicable law. The Compensation Committee met two times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation, overall salary and benefit costs, and the Incentive Bonus Plan.

Audit Committee

The Corporation has an Audit Committee. All members are considered independent and the currently serving members are: Christopher V. Criss, Chairman, Reed J. Tanner, James E. Altmeyer, Ernest S. Fragale and Carter W. Strauss. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation’s Board of Directors has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. Each of the Audit Committee members satisfies the current definition of independent director applicable to Audit Committee members as established by the Nasdaq listing standards. The Board of Directors of the Corporation has determined that Reed J. Tanner, a licensed CPA, is an “audit committee financial expert” as defined in Item 401 of Regulation S-K and that he is independent as that term is used in Item 7 of Schedule 14A. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. A copy of the written charter is attached hereto as Exhibit A and made a part hereof. The Audit Committee met nine times in 2004.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Charter which is attached to this Proxy Statement. Of the total 2004 audit fees of $641,600, approximately 93.2% were pre-approved by the Audit Committee before commencement of the service, and the remainder were approved by management under terms of the Audit Committee’s pre-approval policy or under a diminimis exception provided for under Sarbanes-Oxley regulations, subject to later ratification by the Committee. Additionally, 91.4% of the 2004 audit-related fees totaling $144,910 and 100% of the tax fees totaling $11,250 were pre-approved by the Audit Committee. For 2003, 100% of the above three categories were pre-approved by the Audit Committee.

Report of Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States and by codification of statements on auditing standards, pursuant to PCAOB Rule 3600T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, credit quality and the overall quality of the Corporation’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or specifically incorporated by documents otherwise filed.

Submitted by:

AUDIT COMMITTEE:
Christopher V. Criss, Chairman	Ernest S. Fragale
Reed J. Tanner	James E. Altmeyer
Carter W. Strauss

Stockholders Intending to Nominate Candidates for

Election to Board of Directors Must Give Notice to Corporation

Under Section 2 of Article III of the Bylaws of the Corporation, any stockholder who intends to nominate or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

Proposals of Stockholders for Presentation at Next Year’s

Annual Meeting, to be Held April 19, 2006

Proposals which stockholders intend to present at next year’s annual meeting, to be held on Wednesday, April 19, 2006, will be eligible for inclusion in the Corporation’s proxy material for that meeting if they are submitted to the Corporation in writing not later than November 15, 2005. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at next year’s annual meeting, but not for inclusion in the Corporation’s proxy material for that meeting. To make such a proposal, the Corporation must receive from the stockholder a notice in writing of such request by February 1, 2006.

Independent Auditors

Ernst & Young LLP served as the registered public accounting firm for the Corporation and all affiliates for the year 2004. The services rendered by Ernst & Young LLP during the year 2004 consisted primarily of auditing and other audit related serves as approved by the Audit Committee or under terms of the company’s audit services pre-approval policy. The Audit Committee has not yet formulated a recommendation to the Board of Directors relative to the reappointment of Ernst & Young LLP or appointment of another firm as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2005. It is expected that a representative of Ernst & Young LLP will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

Audit Fees. The aggregate fees of Ernst & Young LLP billed for each of the last two fiscal years for professional services rendered for the audit of the Corporation’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial statement preparations, and the quarterly reviews of the Corporation’s financial statements included in Forms 10-Q for 2004 and 2003, respectively, were $641,600 and $322,350. Also included were professional services rendered in connection with the Corporation’s acquisitions (2004) and accounting consultation on matters addressed during the audit or interim reviews, and for consents on certain SEC registration statements.

Audit-Related Fees. Ernst & Young LLP provides other audit-related services to the Corporation from time to time. The aggregate fees for these services billed for each of the last two fiscal years were $144,910 and $67,231 for 2004 and 2003, respectively. Such services included employee benefit plan audits, an audit of Wesbanco Securities, Inc., SAS 70 exams for the trust and investment services division, and certain services rendered in connection with the Western Ohio and Winton acquisitions.

Tax Fees. Ernst & Young LLP also provides certain tax related services, and the aggregate fees billed for each of the last two fiscal years for such services were $11,250 and $11,450 for 2004 and 2003, respectively. These services primarily included reviews of the Corporation’s tax filings.

All Other Fees. “All Other Fees” for the years ended December 31, 2004 and 2003, were $2,000 and $1,500, respectively, and represent subscription fees for an accounting and auditing research tool. For 2004, 100% of these fees were approved by the Audit Committee pursuant to the “de minimis” exception from the pre-approval requirements. The fees paid for this service in 2003 were pre-approved by the Audit Committee.

Other Matters to be Considered at the Meeting

Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

By order of the Board of Directors.

EDWARD M. GEORGE
Chairman of the Board

Wheeling, West Virginia

March 18, 2005

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee of WesBanco, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

In addition, if an audit committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the audit committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the audit committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on this provision for a cure period.

The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent is deems necessary or appropriate, shall:

A.	Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

B.	Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for purposes of taking, or recommending that the full board take appropriate action to oversee the independence of the outside auditor.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

C.	Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and risk management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D.	Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A (b) of the Exchange Act has not been implicated.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

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•	Approve all related party transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

E.	Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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EXHIBIT B

CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Organization

There shall be a committee of the board of directors of Wesbanco Inc. (the “Company”) to be known as the Nominating Committee. The Nominating Committee shall be composed solely of directors who are “independent” in accordance with The Nasdaq listing standards (“Nasdaq Rules”) for determining the independence of directors (subject to any Nasdaq exceptions), and otherwise meet the Nasdaq Rules requirements for membership of the Nominating Committee. Independent Nominating Committee members shall be free of any relationship that, in the opinion of the board of directors (the “Board”), would interfere with their exercise of independent judgment as a committee member.

Statement of Purpose

The purpose of the Nominating Committee shall be to assist the Board in identifying individuals qualified to become Directors under criteria approved by the Board and recommend to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate.

Composition

The Nominating Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. The members of the Nominating Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Nominating Committee may designate a chair by majority vote of the full Nominating Committee.

Meetings

The Nominating Committee shall meet at least annually. Additional meetings may occur as the Nominating Committee or its chair deems advisable. The Nominating Committee will cause to be kept adequate minutes of all proceedings, and will report its actions to the next meeting of the Board. Nominating Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Nominating Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Nominating Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the By-laws of the Company or (c) the laws of the State of West Virginia.

Resources and Authority

The Nominating Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Nominating Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Nominating Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

In carrying out its responsibilities, the Nominating Committee’s policies and procedures will remain flexible in order to best react to changing conditions and to ensure that the nominating processes and procedures of the Company are in accordance with all requirements. In carrying out these responsibilities, the Nominating Committee will perform the following functions.

1.

New Director Candidates. The Nominating Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Nominating Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidates’ experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the

Board. The Nominating Committee will also review the qualifications of, and make recommendations regarding, Director nominations submitted to the Company by security holders in accordance with the Company’s By-laws or otherwise.

2.	Incumbent Directors Evaluation. The Nominating Committee will evaluate whether an incumbent Director should be nominated for re-election to the Board or any committee of the Board upon expiration of such Director’s term. The Nominating Committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent Director’s performance as a Board member.

3.	Board Effectiveness Evaluation. The Nominating Committee will evaluate the overall effectiveness of the Board and make recommendations to the Board resulting from the findings of its evaluation. The Nominating Committee will conduct its evaluation in such manner as it deems appropriate.

4.	Independence Review. The Nominating Committee will review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.

5.	Develop Policies. To the extent that the Nominating Committee deems appropriate and prudent under the circumstances, the committee shall develop policies relating to (i) director candidates recommended by Company security holders, (ii) minimum director nominee qualifications, (iii) the process for identification and evaluation of director nominees, (iv) the process for Company security holders to send communications to the Board and (v) Board meeting attendances. These policies shall be updated at least annually or as business developments may dictate and each policy and policy update shall be submitted to the Board for approval.

6.	Other Duties and Responsibilities. The Nominating Committee will perform any other duties or responsibilities delegated to the Nominating Committee by the Board from time to time.

7.	Annual Review. At least annually, the Nominating Committee will (i) review this Charter with the Board and recommend any changes to the Board, and (ii) evaluate its performance against the requirements of this Charter and report the results of this evaluation to the Board. The Nominating Committee will conduct its review and evaluation in such manner as it deems appropriate.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

(a) For a term of three (3) years expiring at the annual stockholders meeting in 2008.

	For	Withhold		For	Withhold

01 - R. Peterson Chalfant	☐	☐	03 - Jay T. McCamic	☐	☐

02 - Abigail M. Feinknopf	☐	☐	04 - Joan C. Stamp	☐	☐

(b) For a term of two (2) years expiring at the annual stockholders meeting in 2007.

	For	Withhold

05 - Henry L. Schulhoff	☐	☐

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

2.	In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	1 U P X H H H P P P P 0050602	+

Proxy - Wesbanco, Inc.

Annual Meeting of Stockholders

April 20, 2005

Wheeling, West Virginia 26003

The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on Wednesday, April 20, 2005, at 4:30 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present as indicated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

(a) For a term of three (3) years expiring at the annual stockholders meeting in 2008.

	For	Withhold		For	Withhold

01 - R. Peterson Chalfant	☐	☐	03 - Jay T. McCamic	☐	☐

02 - Abigail M. Feinknopf	☐	☐	04 - Joan C. Stamp	☐	☐

(b) For a term of two (2) years expiring at the annual stockholders meeting in 2007.

	For	Withhold

05 - Henry L. Schulhoff	☐	☐

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

2.	In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	1 U P X H H H P P P P 0050601	+

Proxy - Wesbanco, Inc.

Annual Meeting of Stockholders

April 20, 2005

Wheeling, West Virginia 26003

The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on Wednesday, April 20, 2005, at 4:30 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present as indicated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

• Call toll free 1-866-422-0083 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 20, 2004.

THANK YOU FOR VOTING